[Schulte Roth & Zabel LLP Letterhead]





(212) 756-2289                                                yanjun.wei@srz.com


                                      March 25, 2002




VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

              Re:  Cache, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

          On behalf of Cache, Inc. (the "Filing Person"), we hereby transmit a Registration Statement for filing in connection with the registration under the Securities Act of common stock of Cache, Inc. to be offered to participants in the Cache, Inc. 2000 Stock Option and Performance Incentive Plan.

          We note that the appropriate filing fee was previously sent by the Filing Person to the Commission by check.

          If you have any questions concerning the transmitted materials, please do not hesitate to contact Andre Weiss at (212) 756-2431 or the undersigned at
(212) 756-2289. Thank you for your assistance in this matter.

                                      Sincerely,


                                      /s/  Yanjun Wei

                                      Yanjun Wei

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                                   CACHE, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                                         59-1588181
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

     1460 BROADWAY, NEW YORK, NEW YORK                        10036
(Address of Principal Executive Offices)                    (Zip Code)

                                   CACHE, INC.
                2000 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)

                                   BRIAN WOOLF
                              CHAIRMAN OF THE BOARD
                                   CACHE, INC.
                                  1460 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 575-3200
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:

                                   ANDRE WEISS
                              SCHULTE ROTH & ZABEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                Proposed      Proposed
                                Maximum       Maximum
Title of        Amount to be    Offering      Aggregate        Amount of
Securities to   Registered      Price per     Offering        Registration
be Registered                   Unit (2)      Price (2)            Fee
-------------------------------------------------------------------------------
Common Stock,
par value        550,000        $2.59 (2)    $1,424,500           $132
$.01 per         shares
share (1)
===============================================================================

(1) Also registered under this Registration Statement are such additional number of shares of common stock ("Common Stock"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based upon the price at which the options granted to date may be exercised.

                                EXPLANATORY NOTE


          Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock, par value $.01 per share, of Cache, Inc. (the "Company") to be acquired pursuant to the 2000 Stock Option and Performance Incentive Plan (the "2000 Plan").

                                   CACHE, INC.

   FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY
                               PART I OF FORM S-3


     Form S-3 Item Number                        Location/Heading in Prospectus
     --------------------                        ------------------------------

     1.  Forepart of Registration Statement      Cover Page
     and Outside Front Cover Page of
     Prospectus

     2.  Inside Front and Outside Back Cover     Table of Contents
     Page of Prospectus

     3.  Summary Information, Risk Factors       Not Applicable
     and Ratio of Earnings to Fixed Charges

     4.  Use of Proceeds                         Not Applicable

     5.  Determination of Offering Price         Not Applicable

     6.  Dilution                                Not Applicable

     7.  Selling Security Holders                Registered Stockholders

     8.  Plan of Distribution                    Plan of Distribution

     9.  Description of Securities to be         Not Applicable
     Registered

     10.  Interests of Named Experts and         Experts; Legal Matters
     Counsel

     11.  Material Changes                       Not Applicable

     12.  Incorporation of Certain               Documents Incorporated
     Information                                 by Reference; Available
                                                 Information

     13.  Disclosure of Commission Position      Indemnification
     on Indemnification for Securities Act
     Liabilities

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information required by Part I of Form S-8 will be sent or given to employees participating in the 2000 Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The information that has been incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be delivered to employees participating in the 2000 Plan, without charge, upon written or oral request.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents By Reference.
          ------  ---------------------------------------

          The Securities and Exchange Commission (the "Commission") allows the Registrant to "incorporate by reference" information the Company files with the Commission. This means that the Company can disclose information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement. The information the Company files later with the Commission will automatically update and supersede older information. The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as amended on Form 10-K/A dated April 30, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended December 30, 2000.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          3. The Company's Proxy Statement for its Annual Meeting of Shareholders held on October 2, 2001, filed with the Commission on September 18, 2001 pursuant to Section 14 of the Exchange Act.

          4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4. Description of Securities.
          ------  -------------------------

          Not Applicable.

          Item 5. Interests of Named Experts and Counsel.
          ------  --------------------------------------

          Not Applicable.

          Item 6. Indemnification of Directors and Officers.
          ------  -----------------------------------------

Limitation of Directors' Liability.

          Article VIII of the Company's Articles of Incorporation, as amended, provides that the Company shall, to the extent permitted by law, (a) indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against any claim or liability arising from service in such capacity, and (b) reimburse any such person for all costs, legal and other expenses reasonably incurred by such person in connection with any claim or liability for which such person is adjudged liable to the extent permitted by law. Article VIII further provides that nothing contained therein will restrict the Company from indemnifying or reimbursing any such person in a proper case although not specifically provided for therein.

          Section 607.0850 of the Florida 1989 Business Corporation Act permits a corporation to indemnify any person serving as a director, officer, employee, or agent of such corporation or, at the request of such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), against liability to third parties or associated expense arising from his service in that capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also permits a corporation to indemnify an Indemnified Person against liability in derivative actions if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, except that, unless court approval is obtained, no Indemnified Person may be indemnified in respect of a matter to which it is adjudged to be liable. Except in cases where the Indemnified Person has been successful on the merits or otherwise in the defense of the action, the determination that the applicable standard for indemnification has been met must be made by: (a) a majority vote of a quorum of disinterested directors; (b) a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors; (c) independent legal counsel (i) selected by the board of directors prescribed in (a) above or the committee prescribed in
(b) above, or (ii) if a quorum of directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by a majority vote of the full board of directors; or (d) a majority vote of a quorum of disinterested shareholders, or, if no such quorum is obtainable, by a majority vote of disinterested shareholders. A corporation is authorized to make such further indemnification of Indemnified Persons as is authorized by law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, unless a judgment or other final adjudication establishes that his actions, or omission to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law unless the Indemnified Person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the Indemnified Person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Sec. 607.0834 (with respect to liability of directors for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. A corporation may procure insurance for Indemnified Persons against liability whether or not it would have the power to indemnify against such liability under
Section 607.0850. Provision is also made for the advancement of expenses prior to final disposition, subject to repayment unless the Indemnified Person is ultimately determined to be entitled to indemnification. Provision is also made that unless the corporation's articles of incorporation provide otherwise, under certain circumstances, a court may order indemnification and advancement of expenses, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders in a particular case.

          The Florida 1989 Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distribution) are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          The Company maintains a standard form of directors and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities.

          Item 7. Exemption from Registration Claimed.
          ------  -----------------------------------

          Not Applicable.

          Item 8. Exhibits.
          ------  --------

          The following is a complete list of exhibits filed as a part of this Registration Statement:

          Exhibit No.           Document
          ----------            --------

              4.1               Cache, Inc. 2000 Stock Option and
                                Performance Incentive Plan

              5                 Opinion of Greenberg Traurig, P.A.

              23.1              Consent of Arthur Andersen LLP

              23.2              Consent of Greenberg Traurig, P.A.
                                (included in Exhibit 5)

              24 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)


          Item 9. Undertakings.
          ------  ------------

          A. To Update Annually.
             ------------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Incorporation of Subsequent Exchange Act Documents by Reference.
             ---------------------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Indemnification of Officers and Directors.
             -----------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS
----------

                                   CACHE, INC.
                                  1460 BROADWAY
                            NEW YORK, NEW YORK 10036
                          TELEPHONE NO. (212) 575-3200

                               -----------------

                     Common Stock, par value $.01 per share
                                 550,000 Shares

                               -----------------

          This Prospectus relates to the subsequent resale or offer for sale in the NASDAQ National Market System, or otherwise, of shares of common stock, par value $.01 per share ("Common Stock"), of Cache, Inc., a Florida corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and other awards granted to them under the Company's 2000 Stock Option and Performance Incentive Plan (the "2000 Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined, herein) will be borne by such Registered Selling Stockholder.



          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
              SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


          No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

                               -----------------
                 The date of this Prospectus is March 25, 2002.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

The Company.................................................................A-3

Plan of Distribution........................................................A-3

Registered Stockholders.....................................................A-3

Documents Incorporated by Reference.........................................A-5

Experts.....................................................................A-5

Legal Matter................................................................A-5

Available Information.......................................................A-6

                                   THE COMPANY

          The Company is a specialty retailer which operates stores and an on-line e-commerce web-site (www.cache.com), which sells women's apparel and accessories under the trade names Cache and Lillie Rubin. As of the date hereof, the Company operates 224 stores.

          The Company was incorporated in the state of Florida on April 25, 1975. The Company's principal executive offices are located at 1460 Broadway, New York, New York 10036 and its telephone number is (212) 575-3200.

                              PLAN OF DISTRIBUTION

          The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

          Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the NASDAQ National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters' compensation.

          The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

          On March 20, 2002, the closing sales price of the Common Stock, as reported in the NASDAQ National Market System, was $6.36.

                             REGISTERED STOCKHOLDERS

          This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the exercise of options and other awards granted to such persons under the 2000 Plan. The address of each Registered Stockholder is c/o Cache, Inc., 1460 Broadway, New York, New York 10036.

          The following table sets forth certain information with respect to the Registered Stockholders as of March 25, 2002:

                           Number of    Number of                    Percentage
                           Shares       Shares Acquired Number of    of Shares
                           Beneficially Under the 2000  Shares Bene- Bene-
                           Owned as of  Plan and        ficially     ficially
Registered   Position with March __,    Offered         Owned After  Owned After
Stockholder  the Company   2002(1)      Hereby(2)       Offering     Offering(3)
-------------------------------------------------------------------------------

Brian Woolf  Chairman/Chief   none        400,000         400,000       4.2%
             Executive
             Officer/Director





(1) Includes shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 2000 Plan only to the extent that such options and other awards are exercisable as of, or within 60 days of, March 25, 2002.

(2) Represents all shares of Common Stock underlying options and other awards granted under the 2000 Plan to each Registered Stockholder, whether or not exercisable as of, or within 60 days of, March 25, 2002.

(3) Based on approximately 9,091,338 shares of Cache Common Stock outstanding as of March 25, 2002. Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.

          Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the NASDAQ National Market System or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive any of the proceeds from sales by any of the Registered Stockholders. On March 20, 2002, the closing sales price per share of the Common Stock as reported on the NASDAQ National Market System was $6.36.

                       DOCUMENTS INCORPORATED BY REFERENCE

          Incorporated herein by reference and made a part hereof are:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as amended on Form 10-K/A dated April 30, 2001, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains certified financial statements for the Company's fiscal year ended December 30, 2000.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          3. The Company's Proxy Statement for its Annual Meeting of Shareholders held on October 2, 2001, filed pursuant to Section 14 of the Exchange Act.

          4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

                                     EXPERTS

          The consolidated financial statements and financial statement schedules of the Company as of December 30, 2000 and for each of the years in the three-year period ended December 30, 2000, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent certified public accountants, and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

          Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, special counsel for the Company.

                              AVAILABLE INFORMATION

          The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. It has also filed with the SEC a Registration Statement on Form S-8 to register the securities being offered in this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about the Company and the securities offered in this prospectus, please refer to the Registration Statement and its exhibits. The Company's SEC filings may be inspected and copied at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents can be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available from the SEC's web site at http://www.sec.gov. The Common Stock of the Company is quoted on the NASDAQ National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. More information about the Company can be obtained by visiting the Company's web site at http://www.cache.com.

          A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Victor J. Coster, Secretary, Cache, Inc., 1460 Broadway, New York, New York 10036.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of March, 2002.

                                    CACHE, INC.

                                    By: /s/ Brian Woolf
                                        ----------------------------
                                          Brian Woolf
                                          Chairman of the Board &
                                          Chief Executive Officer



                                POWER OF ATTORNEY


          The Registrant and each person whose signature appears below hereby appoint Brian Woolf and Thomas E. Reinckens, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 25th day of March, 2002.


Name and Signature                    Title                  Date
------------------                    -----                  ----

/s/ Brian Woolf               Chairman of the Board/         March 25, 2002
------------------------      Chief Executive Officer
Brian Woolf


/s/ Thomas E. Reinckens       President/Chief Operating      March 25, 2002
------------------------      Officer/Director
Thomas E. Reinckens


/s/ Roy C. Smith              Executive Vice President/      March 25, 2002
------------------------      Director
Roy C. Smith

/s/ Joseph E. Saul            Director                       March 25, 2002
------------------------
Joseph E. Saul

/s/ Morton J. Schrader        Director                       March 25, 2002
------------------------
Morton J. Schrader

/s/ Mark E. Goldberg          Director                       March 25, 2002
------------------------
Mark E. Goldberg

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.
-----------

4.1           Cache, Inc. 2000 Stock Option and Performance
              Incentive Plan (1)

5             Opinion of Greenberg Traurig, P.A.

23.1          Consent of Arthur Andersen LLP

23.2          Consent of Greenberg Traurig, P.A.(included in
              Exhibit 5)

24            Powers of Attorney (see pages II-1 and II-2 of this
              Registration Statement)






---------------
(1) Incorporated by reference to the Company's Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders.

                                                                      EXHIBIT 5


                     [Letterhead of Greenberg Traurig, P.A.]

                                             March 4, 2002


Cache, Inc.
1460 Broadway
New York, New York  10036

Dear Sirs:

          We have acted as special counsel to Cache, Inc., a Florida corporation (the "Company"), in connection with the Company's preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of up to 550,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), to certain key employees of the Company and its subsidiaries pursuant to the exercise of stock options and other awards (the "Options") granted to such persons under the Company's 2000 Stock Option and Performance Incentive Plan (the "2000 Plan").

          In connection therewith, we have reviewed the Company's Articles of Incorporation, as amended to the date hereof, its By-Laws, copies of actions of the Board of Directors, the Compensation and Plan Administration Committee of the Board of Directors and the shareholders relating to the adoption of the 2000 Plan, the 2000 Plan and an officer's certificate (the "Officer's Certificate"), containing representations to us, executed by an officer of the Company. We have made no independent investigation of any factual matters relevant to our opinion, and have relied solely on the representations as to such matters contained in the Officer's Certificate. We have assumed, but have not independently verified, that the signatures on the documents examined by us are genuine.

          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance pursuant to the Options and the 2000 Plan, and assuming that the Company's consideration for the Shares is actually received by the Company in accordance with the terms of the Options, the 2000 Plan and Section 607.0621 of the Florida Business Corporation Act, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that, we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                           Very truly yours,


                                                     GREENBERG TRAURIG, P.A.

                                                     /S/ GREENBERG TRAURIG, P.A.

                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

          As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.





New York, New York
March 21, 2002


                                               Arthur Andersen LLP

                                              /s/ Arthur Andersen LLP